UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.)

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OMEGA FLEX, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders:

It is my pleasure to invite you to the 2011 annual meeting of the Omega Flex shareholders. We will hold the meeting on Tuesday, June 7, 2011, at 1:00 p.m., in the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts.  At the annual meeting, we will discuss each item of business described in the notice of annual meeting and in the proxy statement and give a report on our business operations. There will also be time for your questions.

You will have received a notice of internet availability, which directs you to our website – www.edocumentview.com/OFLX – to access the proxy statement and annual report.  You can also request a paper copy of these documents by following the instructions in that notice.  This booklet contains the proxy statement and a notice of annual meeting.  The proxy statement provides information about the business we will conduct at the annual meeting, in addition to describing our directors and management.  Also available on our website is a copy of our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission, which includes information about our business and our 2010 financial results.  We have dispensed with a glossy annual report this year to control our costs in a very challenging environment.

We hope you will be able to attend the annual meeting.  If you need special assistance at the meeting, please contact the Company secretary at the address shown on the next page. Whether or not you expect to attend, please vote your shares using any of the following methods:

▪	vote by telephone or the Internet, as described in the instructions on the notice of internet availability;

▪	request a proxy card or voting instruction card; sign, date and return it in the prepaid envelope; or

▪	vote in person at the meeting.

We look forward to seeing you at the annual meeting, and thank you for investing in Omega Flex, Inc.

       Sincerely,

       Kevin R. Hoben,
       President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 7, 2011

To The Shareholders of Omega Flex, Inc.:

Please take notice that the annual meeting of the shareholders of Omega Flex, Inc. (the “Company”) will be held at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts, on Tuesday, June 7, 2011 at 1:00 p.m. local time, for the following purposes:

1. to elect three Class 3 directors for a three year term expiring at the 2014 annual meeting of shareholders.

2. to ratify the appointment by the audit committee of the board of directors of McGladry & Pullen  LLP, as independent auditors for the Company for the fiscal year ending December 31, 2011.

3. to transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Pursuant to the by-laws of the Company, the board of directors has by resolution fixed the close of business on April 6, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any postponement or adjournment thereof.  In accordance with recent rules instituted by the Securities and Exchange Commission, the notice of internet availability has been mailed to all shareholders.  The notice contains instructions on accessing the proxy statement and the annual report of the Company on our website -- www.edocumentview.com/OFLX .  If you wish to obtain a paper copy of the proxy statement and annual report, please follow the instructions on the notice of internet availability.  Please refer to the proxy statement and annual report for information concerning the affairs of the Company.  The annual report does not constitute proxy soliciting material.

It is important that your shares be represented at the annual meeting.

All shareholders are cordially invited to attend the annual meeting in person.  Whether or not you plan to attend the annual meeting in person, please vote your shares in accordance with the instructions on the notice of internet availability.  If you voted by internet or by telephone, that vote will not limit your right to vote in person at the annual meeting.

By Order of the Board of Directors
Omega Flex, Inc.

Timothy P. Scanlan,
Secretary

Principal Executive Office:
213 Court Street
Suite 701
Middletown, CT 06457
April 27, 2011

OMEGA FLEX, INC.

Corporate Offices
213 Court Street, S. 701
Middletown, CT   06457

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

Tuesday, June 7, 2011

SOLICITATION AND REVOCATION OF PROXIES

The accompanying proxy is solicited by and on behalf of the board of directors of Omega Flex, Inc., hereinafter referred to as "Omega Flex" or the "Company".  The cost of the solicitation of proxies will be borne entirely by the Company.  Regular employees of the Company may solicit proxies by personal interview, mail or telephone and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record by such persons.  Broadridge Investor Communication Solutions has been retained by the Company to assist in the distribution of proxy materials and the solicitation of proxies by mail, for a estimated fee of $2,900, plus expenses to be paid by the Company.  This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about April 27, 2011.

If a proxy is voted pursuant to the instructions in the notice of internet availability, the shares represented will be voted at the annual meeting and where a choice is specified, will be voted in accordance with the specification made.  Proxies may be revoked at any time prior to voting by (1) executing and delivering a new proxy to the secretary of the Company at or before the annual meeting, (2) voting in person at the annual meeting or (3) giving written notice of revocation to the secretary of the Company at or before the annual meeting.

This proxy statement is being provided to shareholders of record of the Company as of April 6, 2011 in connection with the solicitation of proxies by the board of directors for use at the annual meeting of the shareholders to be held on Tuesday, June 7, 2011.
__________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this proposed transaction, passed upon the merits or fairness of this transaction, or determined that the proxy statement is truthful or complete.  It is illegal for any person to tell you otherwise.

PROPOSALS FOR SHAREHOLDERS’ VOTE

The following proposals are being submitted to the shareholders for a vote to approve or disapprove these measures.   Please read each of the proposals carefully before voting your shares.

Proposal 1 - Election of Directors

Our board of directors is currently divided into three classes, with members of each class holding office for staggered three-year terms (in all cases, subject to the election and qualification of their successor, or in the event of their death, resignation or removal).  Unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect, the persons named in the proxy will vote to elect John E. Reed, Kevin R. Hoben, and Mark F. Albino as Class 3 directors for a term expiring at the 2014 annual meeting of shareholders.  Proxies cannot be voted for a greater number of persons than the number of nominees named.  Each of the nominees is currently a Class 3 director whose term expires at the 2011 annual meeting of shareholders. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by our board of directors.

The nominees for directors for a three-year term expiring at the 2014 annual meeting of shareholders (Class 3 Directors) are:

John E. Reed	Age 95	Director of Omega Flex since 1997
Kevin R. Hoben	Age 64	Director of Omega Flex since 1997
Mark F. Albino	Age 58	Director of Omega Flex since 1997

For complete biographical information concerning each of the three Class 3 directors, please refer to the information under the caption "Directors Background Information"

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE THREE NOMINEES LISTED ABOVE AS DIRECTORS.

Proposal 2 - Ratification of Audit Committee’s Appointment of Auditors.

To ratify the appointment by the audit committee of the board of directors of McGladry & Pullen LLP, as independent auditors for the Company for the fiscal year ending December 31, 2011.  Although action by the shareholders in this matter is not required, the board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of our financial controls and reporting.  If a majority of the shares present and entitled to vote on the proposal do not ratify the appointment of McGladry & Pullen LLP, the audit committee will consider the vote and the reasons therefor in future decisions on the selection of independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF AUDITORS.

Congress has recently passed a law requiring non-binding advisory votes by shareholders approving executive compensation (commonly referred to as “say-on-pay”).  However, the Securities and Exchancge Commission has by regulation delayed the implementation date for say-on-pay votes for  “smaller reporting” companies such as OmegaFlex until the 2013 annual meeting.  The board has elected to defer any say-on-pay shareholder resolutions until that implementation date.  The compensation committee report on executive compensation appears on page 14 of this proxy statement.

No business other than that set forth in the attached notice of annual meeting is expected to be acted upon.  Should any other matters requiring a vote of shareholders be properly brought before the annual meeting or any postponement or adjournment thereof, the persons named in the accompanying proxy card will vote thereon according to their best judgment in the interest of the Company.

Vote Required

The Company's by-laws provide that the presence of the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the annual meeting, in person or represented by a proxy, constitutes a quorum for the annual meeting; and that the vote of the shareholders who hold a majority of the voting power present in person or represented by proxy at the annual meeting and entitled to vote will decide any question brought before the annual meeting, unless otherwise provided by statute or the Company's restated articles of incorporation or by-laws.

The nominees for election as directors of the Company at the annual meeting who receive the greatest number of votes cast will be elected as directors for the three (3) positions on the board of directors of the Company to be filled.

The affirmative vote of a majority of the shares of common stock entitled to vote is required to ratify the appointment of the independent accountants.  Abstentions will have no effect on the outcome of the election of directors, but will have the same effect as a negative vote with respect to the ratification of the appointment of the independent accountants.  If you do not provide your broker or other nominee with instructions on how to vote your shares held in “street name,” your broker or nominee will not be permitted to vote your shares on non-routine matters (a broker non-vote), and your shares will not affect the outcome of proposals concerning non-routine matters.  Please note that the rules regarding how brokers may vote your shares have changed, such that the election of directors is a “non-discretionary” item.  This means that your broker may no longer vote your shares in connection with the election of directors in the absence of your specific instructions as to how to vote.  If you hold your shares beneficially through a broker or nominee, we strongly encourage you to provide instructions regarding the voting of your shares as your broker cannot vote your shares with respect to this proposal without instructions from you.

Voting Rights

The shareholders entitled to vote at the annual meeting will be those whose names appeared on the records of the Company as holders of its common stock at the close of business on April 6, 2011, the record date.  As of April 6, 2011, there were issued and outstanding 10,091,822 shares of common stock of the Company, all of which are entitled to vote.  The Company is not entitled to vote the shares of common stock held in the treasury nor are such shares considered “issued and outstanding.”  As of April 6, 2011 there were 61,811 shares of common stock held in the treasury.

Shareholders are entitled to one vote for each share held on all matters to be considered and acted upon at the annual meeting.  Cumulative voting is not permitted.  There are three (3) directors to be elected at the annual meeting to be held on June 7, 2011.  Unless otherwise indicated on the proxy cards, the votes represented by such proxies will be voted in favor of the nominees listed thereon and in favor of the Proposals set forth above under the caption “Proposals for Shareholders’ Vote.”

Shareholder Proposals

Proposals that shareholders wish to present for consideration at the annual meeting to be held in 2012, pursuant to SEC Rule 14a-8, must be received at the Company's corporate offices no later than December 30, 2011 in order to be included in the Company's proxy statement and proxy relating to such meeting.  Upon receipt of any proposal, the Company will determine whether or not to include such proposal in next year’s proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a shareholder to bring other business before a shareholders’ meeting, timely notice must be received by the Company within the time limits described above.  Such notice must include a description of the proposed business, the reasons therefor and other specified matters.  These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement and proxy.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

General Information

The Omega Flex board of directors consists of nine directors.  The nominating/governance committee reviewed the disclosures submitted by the nine board members and determined that directors David K. Evans, J. Nicholas Filler, David W. Hunter, Bruce C. Klink, John E. Reed, Stewart B. Reed and Edward J. Trainor were “independent” directors under the requirements set forth in the corporate governance guidelines of the board, applicable Securities and Exchange Commission (SEC) rules and the NASDAQ listing standards.  The Company’s corporate governance guidelines can be found at the Company’s website at www.omegaflex.com.  The Company will provide any person, without charge, upon filing a written request to the secretary of the Company at its general offices, with a copy of the Company’s corporate governance guidelines.  The process by which directors are considered for nomination is more fully described in the report of the nominating/governance committee below.

During the calendar year of 2010 the board of directors held four meetings.  All directors were present at all of the meetings.  At each meeting non-management, independent directors had the opportunity to meet in executive session.  The Company’s corporate governance guidelines sets forth the policy that all directors are encouraged, but not required to attend the annual meeting of shareholders, and all of the directors attended the annual meeting of shareholders in June 2010.

The board of directors has adopted a code of business ethics, applicable to all employees of the Company, including its principal executive officer, its principal financial officer, its principal accounting officer or controller and persons performing similar functions. This code of business ethics can be found at the Company’s website at www.omegaflex.com.  The Company will provide any person, without charge, upon filing a written request to the Secretary of the Company at its general offices, with a copy of the Company’s code of business ethics.  Amendments to and waivers from the code of business ethics will be disclosed on the Company’s website within four business days following the date of amendment or waiver.

The Company is not aware of any material proceeding in which any director or executive officer, or any associate of any director or executive officer, is a party adverse to the Company or has any material interest adverse to the Company.  The Company is not aware of having made any charitable contribution to an entity of which any Director is a director, trustee or executive, in excess of the reporting thresholds of $1,000,000 or 2% of such entity’s gross revenues.

Board Leadership Structure and Role in Risk Oversight

The board of directors exercises oversight of the Company and its business through the Company’s executive management.  Under the Company’s bylaws, the board annually elects a chairman of the board, who may or may not be an officer of the Company, and who presides at all meetings of the shareholders and the directors, and a chief executive officer, who has the general and active management of the business of the Company.  Since 2005, when Omega Flex, Inc. became a publicly-traded corporation and continuing to the present time, John E. Reed has been the chairman of the board, and the position of the Company’s chief executive officer has been held by Kevin R. Hoben.  The board of directors has determined that this leadership structure is appropriate in that the separation of the offices of chairman of the board and chief executive officer enhances board independence and oversight.  Moreover, the separation of the chairman of the board and chief executive officer allows the chief executive officer to focus on his responsibilities of the day-to-day running the Company and expanding and strengthening the Company, and allows the chairman of the board to lead the board in its fundamental role of providing advice to and independent oversight of management.

Risk is inherent in every business and the Company is subject to many risks which have been described in our periodic filings.  Management is responsible for the day-to-day management of the risks that the Company faces and the board of directors is responsible for the oversight of risk management.  While the board is ultimately responsible for risk oversight at the Company, our board committees assist the board in these oversight responsibilities in certain areas of risk.  Most notably, the audit committee has general oversight with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and reports to the board on these matters regularly.

Communication with the Board

Shareholders who wish to communicate with the Company’s board of directors may do so in writing, addressed to the chairman of the board of directors, or to any individual director, at the Company’s corporate headquarters at Omega Flex, Inc., 213 Court St., Suite 701, Middletown, CT, 06457.  Shareholders wishing to communicate with the director presiding over the executive session of the Company’s non-management directors may direct such communications to the chairman of the board, at the address set forth above.  All such correspondence will be forwarded to the Company’s investor relations department, which will review the correspondence.  The board has delegated to the investor relations personnel discretion to review such correspondence, and forward any matters dealing with current, specific business or customer matters to the appropriate senior management in the Company.  All other correspondence will be forwarded to the appropriate director designated by the shareholders.

Director Background Information

The following persons constitute the Company’s board of directors.  Only the Class 3 directors are standing for election for a three-year term and until their respective successor have been elected and qualified.  The specific experience, qualifications, attributes or skills that have led the board to conclude that each of the directors should serve in that role in light of the Company’s business and structure are included in each of their respective biographies.  No other candidates for election to the board of directors have been proposed or nominated.

Director Biographies

Mark F. Albino, Age 58
Mr. Albino is currently Executive Vice President and Chief Operating Officer.  Since 1996, Mr. Albino served as Senior Vice President – Manufacturing and Engineering until he assumed his current position in 2005.  Mr. Albino has served as our director since 1996, and has also served as director of Omega Flex Limited since 2001.  Prior to his joining us, Mr. Albino held a variety of positions in manufacturing and engineering with Titeflex Corporation and Western Consolidated Technologies.  Mr. Albino has over 30 years of experience and extensive knowledge of manufacturing operations in our industry, product design, and the technical requirements for bringing new products to market, and is the inventor of several patents covering important components of our products.  Mr. Albino is a Class 3 director with a term expiring at the annual meeting of shareholders in 2011, and is a candidate for election.

David K. Evans, Age 56
Mr. Evans has served as a director of the Company since 1996.  He is currently the President and CEO of Partners Mechanical, Inc., a mechanical contractor in Raleigh, North Carolina.  Mr. Evans was previously the Construction Manager of American Residential Services, LLC (“ARS”), a large construction company headquartered in Raleigh, North Carolina.  Previously, he was the General Manager of Metro Heating and Air Conditioning, Inc. of Raleigh, North Carolina prior to its acquisition by ARS.  Mr. Evans previously held a number of senior executive positions at TD Industries, Inc. of Dallas, Texas.  Mr. Evans has extensive experience in construction and installation of mechanical systems in construction, including products manufactured by the Company.  Mr. Evans is a Class 1 director with a term expiring at the annual meeting of shareholders in 2012.

J. Nicholas Filler, Age 59
Mr. Filler has served as a director since 2009.  Since 2007, Mr. Filler has been the Chief Operating Officer of Argotec, Inc., a manufacturing firm in Greenfield, Massachusetts.  Previously, Mr. Filler was the Senior Vice President – Corporate and Legal of Mestek, Inc., the Company’s former parent corporation, from 2001 to 2007, and is currently the corporate secretary of Mestek.  Mr. Filler was also employed as in-house counsel to several small manufacturing and transportation firms in Western Massachusetts, and was an attorney and partner at Bulkley Richardson and Gelinas in Springfield, Massachusetts.  Mr. Filler also served as corporate secretary of the Company from 2005 to 2007, and asssitant secretary from 2007 to 2009, until his resignation upon his appointment to the board.  Mr. Filler is also a director at Channing Bete Co., Pinsley Railroad Co., Bete Fog Nozzle Co., and Argotec, Inc.  Mr. Filler received a JD degree from Boston University Law School, and has extensive experience in directing and leading manufacturing firms, and also has extensive experience in accounting, finance, and financial reporting, as well as being an attorney with a practice in corporate law and corporate financing.  Mr. Filler is a Class 2 Director with a term expiring at the annual meeting of shareholders in 2013.

Kevin R. Hoben, Age 64
Mr. Hoben is currently President and Chief Executive Officer of Omega Flex, and has served in that position since 2005, and prior to that he served as President since 1996.  Mr. Hoben also has served as our director since 1996 and as a director and chairman of our United Kingdom subsidiary, Omega Flex Limited, since 2001.  Prior to joining Omega Flex, Mr. Hoben served in a number of senior executive positions with Titeflex Corporation, a manufacturer of flexible metal hose located in Springfield, Massachusetts, and is also a trustee of Williston-Northampton School, a private secondary school in Easthampton, Massachusetts.  Mr. Hoben has over 30 years of experience in the sale and distribution of flexible metal hose products in positions of increasing scope and responsibility, has served as the Company’s president since 1996 and CEO since 2005, and is a significant shareholder.  Mr. Hoben is a Class 3 Director with a term expiring at the annual meeting of shareholders in 2011, and is a candidate for election.

David W.  Hunter, Age 82
Mr. Hunter has served as a director of the Company since 2005.  He has been Chairman of Hunter Associates, Inc., an investment-banking firm in Pittsburgh, Pennsylvania since 1992.  From 1990 to 1992 Mr. Hunter was Chairman Emeritus of Parker/Hunter, Inc., an investment-banking firm in Pittsburgh, Pennsylvania, where he was Chairman from 1978 until 1990.  Mr. Hunter is also a director of Lockhart Companies, Kiene Diesel Accessories, Inc., and Justifacts, Inc. He served as Chairman of the Board of Governors of the National Association of Securities Dealers, Inc. from 1986 to 1987.  Mr. Hunter is also a director of Mestek, Inc., the Company’s former parent corporation.  Mr. Hunter has extensive experience in capital markets, corporate finance, management, compliance and governance, as well as directing companies in a number of different industries.  Mr. Hunter is a Class 1 Director with a term expiring at the annual meeting of shareholders in 2012.

Bruce C. Klink, Age 60
Mr. Klink has served as a director since 1996.  Until his retirement in 2009, Mr. Klink served as President of Dominion East Ohio, Inc., a subsidiary of Dominion, Inc., a diversified energy producer headquartered in Richmond, Virginia from 2008 and was previously Vice President – Gas Regulations and Vice President –Pricing and Business Development from 2000 to 2008.  Mr. Klink previously held a number of executive positions primarily in senior positions for pricing and regulatory affairs with Consolidated Natural Gas from 1983 to 1999 prior to its acquisition by Dominion Resources, and prior to that, held a variety of positions in accounting, auditing, and regulatory affairs.  Mr. Klink has extensive experience and knowledge (a) of the natural gas utility market, which is an important factor in our TracPipe® FGP business, (b) managing and leading large and sophisticated companies in regulated markets, (c) experience and knowledge of regulatory and compliance issues, and (d) finance, financial accounting and auditing.  Mr. Klink is a Class 2 Director with a term expiring at the annual meeting of shareholders in 2013.

John E. Reed, Age 95
Mr. J.E. Reed is our current Chairman of the board of directors and had been Chairman and CEO, since 1997 to 2005.  He is currently Chairman and Chief Executive Officer of Mestek, Inc., the Company’s former parent corporation, and has served as a Mestek director since 1986.  From 1986 until 1989 he was President and Chief Executive Officer of Mestek, and prior to the 1986 merger of Mestek and Reed National Corp., had been President and Chief Executive Officer of Reed since he founded it in 1946.  Mr. JE Reed is also a director of Wainwright Bank & Trust Co., Boston, Massachusetts.  Mr. Reed has an LLB in Law from Northeastern University, and has extensive knowledge and experience in (a) managing and leading large manufacturing enterprises supplying the HVAC industry in which most of our products are distributed, (b) experience as the CEO of a publicly-traded corporation, with experience and knowledge of regulatory and compliance issues, (c) corporate finance and accounting, (d) as an attorney (non-practicing), a number of legal areas; and he is also a significant shareholder.  Mr. Reed is a Class 3 Director with a term expiring at the annual meeting of shareholders in 2011, and is a candidate for election.

Stewart B. Reed, Age 63
Mr. S.B. Reed has served as a director of the Company since 2005.  Since 2009, Mr. S.B. Reed has served as the Vice Chairman and Chief Operating Officer of Mestek, Inc., the Company’s former parent corporation.  Previously, he has filled a number of offices and roles at Mestek, most recently as a consultant on acquisitions, labor and employment matters.  Mr. Reed is a director of Mestek, Inc.  Mr. Reed is the son of John E. Reed, our Chairman of the board.  Mr. Reed has extensive knowledge and experience in managing and leading large manufacturing enterprises supplying the HVAC industry in which most of our products are distributed, and in corporate finance and accounting, and he is also a significant shareholder.  Mr. S.B. Reed is a Class 1 director with a term expiring at the annual meeting of shareholders in 2012.

Edward J. Trainor, Age 71
Mr. Trainor has served as a director of the Company since 2005.  Mr. Trainor is currently Chairman of the board of Standex International Corporation (NYSE: SXI) and was formerly Chairman and Chief Executive Officer of Standex from 2001 to 2002, was President and Chief Executive Officer of Standex from 1995 to 2001, and was President of Standex from 1994 to 1995.  Prior to joining Standex, Mr. Trainor held a variety of executive positions with Kodak Corporation in engineering and manufacturing.  Mr. Trainor is also a director of Mestek, Inc., the Company’s former parent corporation.  He has an advanced degree from Harvard Business School; extensive experience and knowledge of manufacturing operations in a variety of industries; significant management experience as a CEO of a publicly-traded company; and knowledge and experience in corporate finance and accounting.  Mr. Trainor is currently Vice Chairman of the Company, and is a Class 2 Director with a term expiring at the annual meeting of shareholders in 2013.

Executive Officers

The executive officers of the Company in addition to Mr. Hoben and Mr. Albino, whose biographies appear in the section entitled "Director Background Information" above, are the following:

Paul J. Kane, Age 43
Mr. Kane is currently Vice President – Finance and Chief Financial Officer, which he has held since 2008.  Mr. Kane joined Omega Flex in September 2005, serving as Controller until 2007, and was named Principal Accounting Officer in 2007.  Prior to joining the Company, he was the Assistant Controller at US Vision, Inc., a retail company, from 2002 to 2005; Senior Financial Analyst at Foamex International, a manufacturing and distribution company, from 1999 to 2002; and a Senior Accounting Consultant with Ernst & Young LLP from 1996 to 1999. He has been a certified public accountant since 1996.

Steven A. Treichel, Age 60
Mr. Treichel is currently the Senior Vice President-Corporate Development and Facilities Management, which he assumed in early 2006.  Previously he served as Vice President – TracPipe® Operations from 1996 to 2002, where he was responsible for engineering for the TracPipe® product line and research and development.  Previously he served as Vice President of the Company in manufacturing and in engineering from 1990 to 2002, and prior to that, he was Plant Manager and Process Engineer from 1984 to 1990. Prior to joining Omega Flex, Mr. Treichel held a number of managerial positions at American Flexible Hose Company from 1978 to 1984, in manufacturing of metal hose fabrication, welding and assembly.

Timothy P. Scanlan, Age 55
Mr. Scanlan is currently General Counsel, a position he has held since he joined the Company in 2006, and is also the Company’s corporate Secretary.  Previously, Mr. Scanlan was Associate General Counsel with Mestek, Inc., the Company’s former parent corporation, from 1993 to 2006.   Prior to 1993, Mr. Scanlan was previously employed by General Electric Company in a variety of positions in legal, manufacturing and finance.  Mr. Scanlan is an attorney admitted to practice law in Massachusetts and Pennsylvania.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information on the beneficial ownership of shares of the Company's common stock by each current director and nominee for director of the Company, each of the Company’s executive officers and the current directors and executive officers of the Company as a group. As of April 6, 2011, there were 10,091,822 shares of common stock outstanding.  There were no persons known to the Company to own beneficially more than 5% of the outstanding shares of common stock, except as noted below.

Beneficial Owner	Shares of Common Stock Owned	Percent of Class
Directors
John E. Reed (1)	3,297,893	32.68%
Stewart B. Reed (2)	2,195,387	21.75%
Kevin R. Hoben	1,018,340	10.09%
Mark F. Albino	406,145	4.02%
David K. Evans (3)	1,040	*
J. Nicholas Filler	1,200	*
Bruce C. Klink	1,650	*
David W. Hunter (4)	22,830	*
Edward J. Trainor	5,000	*
Executive Officers
Paul J. Kane	50	*
Timothy P. Scanlan	250	*
Steven A. Treichel	1,000	*
All executive officers and directors as a group (12 persons)	6,950,785	68.89%

* indicates less than 1% ownership of the issued and outstanding common stock.

Except as otherwise noted in the footnotes below, the entity, individual director or executive officer or their family members or principal shareholder has sole voting and investment power with respect to such securities.

(1)
Excludes 1,712,691 shares of common stock held by John E. Reed as trustee for various family trusts, but for which he disclaims beneficial ownership.  However, 1,325,833 of such shares are included in the shares listed as beneficially owned by Stewart B. Reed per note (2) below.  Includes 524,994 shares of common stock owned by Sterling Realty Trust, a Massachusetts trust of which John E. Reed is the trustee and of which he and a family trust are the beneficiaries.  Mr. Reed has pledged 634,500 shares as collateral to Sovereign Bank, and 524,994 shares as collateral to Bank of America.

(2)	Includes 1,325,833 shares of common stock owned by the Stewart B. Reed Trust, of which Stewart B. Reed is the beneficiary and John E. Reed is the trustee.

(3)
Includes 790 shares are held by a corporation of which Mr. Evans is an officer and shareholder, and to which beneficial ownership is disclaimed except to the extent of Mr. Evans’ pecuniary interest in that corporation.

(4)	Includes 9,500 shares of common stock held by his spouse to which he disclaims beneficial ownership.

There has been no change of control of the Company since the beginning of the last fiscal year.

BOARD COMMITTEES

The board of directors has four (4) standing committees: nominating/governance, audit, executive and compensation.

Nominating/Governance Committee

The board of directors has established the nominating/governance committee pursuant to the Company’s by-laws and the NASDAQ listing standards.  The nominating/governance committee's responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflex.com.  The committee responsibilities include (a) evaluating and recommending nominees for election as directors to the board of directors, (b) recommending to the board of directors criteria for membership on the board, (c) proposing nominees to fill vacancies on the board of directors as they occur, and (d) recommending principles of corporate governance pursuant to which the board and its committees perform their respective duties.  The Company does not have a formal policy with regard to the consideration of diversity in identifying candidates for director but the nominating committee strives to nominate directors with a variety of skills and qualifications such that the board, as a whole, will possess the appropriate expertise to oversee the Company’s business.  The committee held one meeting in 2010.  The current members of the committee are Messrs. Evans (Chairman), Hunter and S.B. Reed.  The board of directors determined that the committee members are independent directors in accordance with the Company’s corporate governance guidelines, applicable SEC rules and the requirements of the NASDAQ listing standards.  In selecting candidates for election to the board of directors at future annual meetings of shareholders, the Committee will consider prospective candidates whose names have been submitted by shareholders in accordance with the procedures described in the committee’s report, below.  Such submissions should be in writing and directed to the secretary of the Company at 213 Court Street, Suite 701, Middletown, Connecticut, 06457.

Audit Committee

The board of directors has established and maintains an audit committee comprised of three of the Company’s independent directors.  No member of the audit committee serves on the audit committee of more than three public companies.

The audit committee’s responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflex.com.  These responsibilities include assisting the board of directors in its oversight of the accounting and financial controls of the Company, reviewing the process and procedures underlying management’s assessment of the effectiveness of the Company’s systems and financial controls, and the Company’s compliance with legal and regulatory requirements.  The audit committee selects the independent auditors, reviews the scope of the audit and the results of the audit, approves permitted non-audit services (such as tax services), and reviews the financial and disclosure controls procedures.  The audit committee also oversees management’s efforts to establish and maintain a process for handling complaints or concerns relating to accounting or financial matters, as well as compliance issues generally.

As part of its oversight role relating to the Company’s systems, controls and procedures, the audit committee also oversees management’s response to relevant risk factors that potentially face the Company.  On an annual basis, the committee reviews those risks to the Company and its businesses that have been identified by management, and reviews the analysis and plans prepared by management to eliminate, mitigate or address those potential risks.

The audit committee acts pursuant to the Company’s by-laws and the audit committee charter.   The audit committee charter is reviewed annually by the audit committee to determine the charter’s adequacy to respond to the issues raised in the course of the audit committee’s activities.  The audit committee has acted under its charter. The committee held eight meetings in 2010, at which all members attended in person or by telephone, and consulted with each other and management as necessary to discharge its duties.  Please see the report of the audit committee set forth in this proxy statement.  The current members of the audit committee are Messrs. Trainor (Chairman), Klink and Filler.  The board of directors has determined that (a) all of the members of the committee are each an “audit committee financial expert” under SEC rules, and (b) all of the audit committee members are “financially sophisticated” as required by the NASDAQ Listing Standards.

Executive Committee

To the extent permitted by the laws of the Commonwealth of Pennsylvania, the executive committee has and may exercise all the powers and authorities of the board of directors as follows: (a) to take action on behalf of the board of directors during intervals between regularly scheduled meetings of the board of directors if it is impracticable to delay action on a matter until the next regularly scheduled meeting of the board of directors, and (b) to take action on all matters of the Company that have been delegated for action by the board of directors.  The executive committee meets from time to time, irregularly, and consults with each other and management as necessary to discharge its duties.  The current members of the committee are Messrs. J.E. Reed (chairman), Hoben and Albino.

Compensation Committee

The compensation committee’s responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflex.com.  The committee’s duties include establishing a compensation philosophy to guide the committee in executive compensation decisions, establishing and approving executive compensation plans, reviewing the compensation of the chief executive officer and the executive officers of the Company, and recommending to the board of directors the amount of compensation to be paid to the chief executive officer and the executive officers of the Company.  Please see the report of the compensation committee set forth in this proxy statement.  The committee met two times in 2010, with all members in attendance, to consider and recommend compensation matters to the board of directors.   The current members of the committee are Messrs. Hunter (chairman), Evans, S. Reed, and Trainor, each of whom have been determined to be independent directors in accordance with the Company’s corporate governance guidelines, applicable SEC rules and the requirements of NASDAQ listing standards.

BOARD REPORTS

Nominating/Governance Committee Report
And Director Nomination Process

This report of the nominating/governance committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 ("Securities Act") or under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document, and shall not otherwise be deemed filed under such Acts.  The Company will provide any person, without charge, upon filing a written request to the secretary of the Company at its general offices, with a copy of the Company’s nominating/governance committee charter.

REPORT

The nominating/governance committee met in 2010 to review director qualifications, nominate directors for election at the annual meeting of shareholders, to review the corporate governance issues for the board, and discuss the adoption of certain policies by the Company.

The Company has a policy, as set forth in its by-laws, of considering candidates for election to the board of directors who may be nominated by the shareholders.  The board of directors recognizes and fully appreciates its position of stewardship of the Company for the benefit of the shareholders, and the board firmly subscribes to the proposition that the shareholders should be free to exercise their franchise to select and elect the persons who direct the Company in which the shareholders have invested.  To that end, the by-laws of the Company provide for a process by which shareholders may nominate individuals for election to the board of directors.  This process requires that such shareholder nomination be made in writing by a shareholder holding, or by a group of shareholders who in the aggregate hold, five percent (5%) or more of the Company’s common stock continuously for at least one year prior to the date of the submission of such candidate, and delivered to the chairman of the board of directors not later than 120 days prior to the anniversary date of the immediately preceding annual meeting.  Such nomination must also include (a) the name and residence of each proposed nominee and of the nominating shareholder, (b) the principal occupation of each proposed nominee, (c) the written consent of each nominee to serve as a director of the Company, if elected, and (d) any information regarding each nominee proposed by a shareholder that would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and applicable NASDAQ listing standards.

Any candidate for election to the board of directors nominated by a shareholder shall possess the minimum qualifications, as required by the by-laws and by the corporate governance guidelines, to wit:  (a) be a natural person, (b) be not less than 21 years of age, and (c) not be a director, officer or employee of a competitor of the Company.  The specific skills or expertise of a shareholder nominee should complement the needs of the board at the time of the election.  These needs will vary from time to time based on the composition of the board.  In reviewing and identifying candidates for the board of directors, the nominating/governance committee is charged with a mandate under the Company’s corporate governance guidelines to identify and consider candidates having significant skills or experience in any one or more of the following areas:  understanding of the application and use of some or all of the Company’s products, understanding of various manufacturing technologies, an understanding of general accounting principles as applied in the preparation and reporting of financial statements of a public company, and expertise and knowledge of management of a large multi-facility organization, international experience, and other pertinent characteristics – all in the context of an assessment of the then current perceived needs of the Company.  To that extent, the committee will seek to identify and consider candidates who may have a diverse background and not limited strictly to the markets in which the Company competes or to manufacturing industries generally.

Identification of persons to become nominees for the board of directors are obtained through a variety of sources, including the directors, the executive officers of the Company, and trade or industry groups in which the Company participates. Once a candidate has been identified, the nominating/governance committee evaluates such candidate based upon his or her length and breadth of business experience, specific skills or knowledge, values, and other qualities which the Company may deem pertinent.  The committee’s review may include personal interviews and/or reference checks.  This process is applied regardless of whether the potential nominee has been identified and proposed by a shareholder or by any other person.

As of the date of this proxy statement neither the chairman of the board nor the nominating/governance committee had received from shareholders owning more than 5% of the Company’s common stock a nomination of any individual to the board of directors.  There are no nominees included on the Company’s proxy card who are not standing for re-election.

David K. Evans, Chairman, David W. Hunter, Stewart B. Reed, Members
Audit Committee Report

This report of the audit committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission or to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document, and shall not otherwise be deemed filed under such Acts.  The audit committee furnished the following report as required under the revised proxy rules adopted by the Securities and Exchange Commission.  The Company will provide any person, without charge, upon filing a written request to the secretary of the Company at its general offices, with a copy of the Company’s audit committee charter.

REPORT

The audit committee met eight times during the 2010 fiscal year and discussed with the Company’s management the interim financial statements of the Company for each applicable reporting period prior to the filing or distribution of such financial statements.  The audit committee met in March 2011 to review and discuss with the Company’s management and the independent auditors, together and separately, the audited financial statements of the Company for the fiscal year ended December 31, 2010.  Management has the responsibility for preparation of the Company’s financial statements, and the independent auditors have the responsibility for examining those statements and expressing an opinion thereon.  The audit committee’s primary responsibility with respect to the Company’s financial statements is one of review and oversight.

The committee has acted, pursuant to its charter, and has during the year, (a) reviewed with the independent auditors their internal quality control procedures and independence from management, (b) reviewed with management and the independent auditors recent accounting pronouncements and their effect on the financial statements of the Company, (c) reviewed the Company’s financial and disclosure control procedures instituted by management, and (d) reviewed with the vice president-finance and chief financial officer the Company’s internal system of financial and accounting controls.

The audit committee also discussed with the independent auditors matters required to be discussed by Statement and Auditing Standards No. 61, titled “Communication with Audit Committees,” and received from the independent auditors written disclosures regarding the independence of the independent auditors from the Company as required by Independence Standards Board Standard No. 1, titled “Independence Discussions with Audit Committees.”  The audit committee considered the compatibility of the non-audit services the Company received from its independent auditor and the effect of such engagements on the independence of the independent auditors.

Based on all of the above, the audit committee recommended that the board of directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission.

Edward J. Trainor, Chairman, J. Nicholas Filler, Bruce C. Klink, Members.

NOTE:  If any person wishes to communicate with the Company’s audit committee regarding any question or concern arising out of the Company’s accounting, internal financial controls, or auditing matters, such questions or concerns should be forwarded to the Company under its compliance reporting policy, a copy of which is available for viewing at www.omegaflex.com/compliance.asp.

Compensation Committee Report

This report of the compensation committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document, and shall not otherwise be deemed filed under such Acts.  The compensation committee furnishes the report on executive compensation as required under the proxy rules on executive compensation adopted by the Securities and Exchange Commission.  The compensation committee charter is available on the Company’s website at www.omegaflex.com.  The Company will provide any person, without charge, upon filing a written request to the secretary of the Company at its general offices, with a copy of the Company’s compensation committee charter.

REPORT

The compensation committee of the board of directors consists entirely of independent, non-employee directors.  The committee has the responsibility for: (a) fixing the elements of a comprehensive compensation program for the chief executive officer and the executive officers of the Company that provide rewards and create incentives for their performance in maintaining and improving the profitability of the Company and enhancing long-term shareholder value; (b) reviewing the levels of compensation to be paid or granted to the chief executive officer and the executive officers of the Company; and (c) recommending to the entire board of directors the levels of such compensation to be paid or awarded.

The compensation committee is fully committed to the proposition that compensation paid to the chief executive officer and the executive officers of the Company should be fashioned in a manner so as to encourage initiatives by those officers that will promote the long-term growth and enhancement of the intrinsic value of the Company.  The committee believes that growth of the Company’s intrinsic value will ultimately translate into the growth and enhancement of the interests of the shareholders in the Company.  This compensation program is further intended to provide incentives to the executive officers that are linked to the financial results of the Company.  The committee is also mindful of the need to attract and retain individuals possessing the vision and leadership skills necessary to continue the Company’s growth into the future.  With these propositions in mind, the compensation committee has based the compensation of the Company’s executive officers upon three pillars: base salary, performance-related bonuses based on the actual financial results of the Company measured against its pre-established business plans, and long-term incentives, such as phantom stock units.

Base salary.  The committee annually reviews the annual base salary of the chief executive officer, the chief operating officer and the chief financial officer.  The committee also reviews the recommendations of the chief executive officer for the annual base salary of the Company’s other executive officers.  The factors upon which the committee determines the base salary of the chief executive officer and the Company’s other executive officers include the performance in the preceding year in meeting pre-established business plan goals for sales and net income, the level of responsibility within the Company, and the contributions of the chief executive officer and each of the Company’s executive officers that will enhance the long range prospects of the Company, but the effects of which may not be immediately apparent.   Effective January 1, 2010, the annual base salary of the chief executive officer was increased by

3% from $325,260 in 2009 to $338,500 in 2010.  The committee believes that the salary policy of the company should be at a rate that may be considered “below market,” with the view of encouraging superior performance with “above market” short-term incentive awards.

Incentive Bonus Plan.  Effective January 2011, the committee adopted a performance measurement for the plan based on earnings before interest and taxes ("EBIT") because the committee determined that EBIT represented the true measure of management performance of the Company’s continuing operations.  For fiscal year 2009, the bonus pool earned by management was significantly curtailed due to the declines’ in the company’s financial performance and general economic performance, and this result provides an appropriate example of the compensation philosophy employed by the committee – pay for performance.  The company’s financial performance has improved in 2010, with increases in Net Sales, Operating Profit and Net Income, the incentive bonus plan generated a pool of approximately $1.3 million, consistent with the Company’s financial performance and substantially unchanged from 2009.

Long-term Compensation.  The Omega Flex, Inc. 2006 Phantom Stock Plan is designed to function as the long term component of our compensation program.  Under the phantom stock plan, select members of the management team may receive units of phantom stock.  The value of the phantom stock is tied to the value of our common stock.  The phantom stock units have a vesting schedule, typically three years.  After the phantom stock units have vested, the executive would receive the value of the phantom stock, which would be equal to the then current value of the company’s common stock on the maturity date of the phantom stock units.  This amount could either be full value (the phantom stock unit is equal to the common stock) or it could be appreciation only (the phantom stock unit is equal to any increase in the value of the common stock).  The outstanding phantom stock units also accrue amounts equal to any cash or stock dividends declared on the company’s common stock.  If the executive voluntarily leaves the company or is terminated, then any unvested awards of phantom stock units are forfeited.  Awards to employees are at the discretion of the committee and upon recommendation by the chief executive officer.  We do not have a formal program on the timing of the phantom stock awards, but we do review decisions on whether to grant phantom stock units on an annual basis in the first quarter, and then during the year depending on circumstances.  Generally, the awards will be made either outside any black-out period applicable to insider trading of our common stock, or in conjunction with the calculation and payment of our annual bonus program, which occurs in the first quarter of each year.

After considering all of the factors and making recommendations upon the annual base compensation and bonus formulae and percentage participations for the chief executive officer and each of the other executive officers of the Company, the committee presents this report to the full membership of the board of directors at its December meeting each year.  The recommendations of the compensation committee for 2010 was presented, discussed and voted upon, and approved in an executive session of the board of directors of the Company, Messrs. Hoben and Albino abstaining.

Other Compensation.  In addition, each year the entire board of directors, based upon the recommendation of the Compensation committee, considers the percentage participation of all employees (including the chief executive officer and the other executive officers of the Company) in the Company’s profit sharing plan.  For the fiscal year ended December 31, 2010, the committee recommended and the board of directors voted a Company contribution of 3% of annual base salary for all eligible employees up to the maximum of $106,800 and a Company contribution of six percent 6% of annual base salary for all eligible employees for amounts in excess of the maximum of $106,800 (as limited in accordance with the Employee Retirement Income Security Act).

David W. Hunter, Chairman, David K. Evans, Stewart B. Reed, Edward J. Trainor, Members.

Executive Compensation

The following table sets forth all of the compensation earned for all services rendered to the Company in all capacities for the years ended December 31, 2010 and December 31, 2009.

Summary Compensation Table

	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-equity Incentive Plan Compensation ($)(1)	All Other Comp ($)(2)	Total ($)
Kevin R. Hoben, President & CEO	2010	338,500	0	0	522,602	59,874	920,976
	2009	331,739	0	0	501,575	37,917	871,231
Mark F. Albino, Exec. Vice President & COO	2010	271,010	0	0	411,305	38,352	720,667
	2009	265,601	0	0	398,788	35,340	699,729
Steven A. Treichel, Sr. Vice President	2010	137,410	0	22,092	144,269	61,431	365,202
	2009	136,035	0	32,582	144,058	59,205	371,880

Footnotes:

(1)  The summary compensation table reflects a revision from prior years’ disclosure to show amounts earned in the years referenced rather than amounts actually paid in such years.  For comparison purposes, the table below shows the amounts of bonus and non-equity incentive plan compensation actually paid to the named executive officers in the year ended December 31, 2009 (and refelected in the 2010 proxy statement) as compared to what was earned for that year (which is disclosed above):

	Bonus		Non-equity Incentive Plan Compensation
Officer	Earned ($)	Paid ($)	Earned ($)	Paid ($)
Kevin R. Hoben	0	325,708	501,575	514,067
Mark F. Albino	0	258,183	398,788	407,492
Steven A. Treichel	0	79,440	144,058	125,382

(2)  Amounts reflected in this column include:

Company contributions to the profit sharing plan.  The matching contributions paid in 2009 for each executive officer were: Mr. Hoben – $10,740; Mr. Albino – $10,740; and Mr. Treichel –$10,740; and the matching contributions paid in 2008 for each executive officer were: Mr. Hoben – $10,575; Mr. Albino – $10,575; and Mr.Treichel –$10,575.

Supplemental executive retirement – Mr. Treichel is the beneficiary of a supplemental executive retirement plan ("SERP") that was in place prior to acquisition of the company by Mestek, Inc. in 1997; accruals for the benefits to be paid after his retirement were $ 32,515 in 2010; and $ 29,368 in 2009.

Company car - For Mr. Hoben and Mr. Albino, this amount also includes the use of a company car, valued on an annual basis at $18,305 and $12,104 respectively.

Dividends – For executives with outstanding phantom stock units, those units accrue amounts equal to dividends paid on the Company’s common stock.  The dividend equivalent amounts are subsequently paid at the same time with the payout of the underlying vested units.  In 2009, Mr. Treichel received an accrual of $4,482 relating to his outstanding phantom stock units, which are scheduled for payment in 2013.

Benefits – All Other Compensation includes amounts relating to employee benefit programs, including life and disability insurance, and medical and dental benefits, that are offered to all employees on equivalent terms.

We have also omitted from this table two columns relating to (a) option awards, and (b) non-qualified deferred compensation earnings.  Under regulations issued by the Securities and Exchange Commission, registrants are required to report any compensation that may fall within any of these categories.  However, we do not have any reportable amounts for any of our executive officers under any of these categories of compensation.

Outstanding Equity Awards at Fiscal Year End(1)

Name	Number of share or units of stock that have not vested (#)(2)	Market value of shares of units of stock that have not vested ($)(3)	Equity incentive plan awards; number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards; market or payout value of of unearned shares, units or other rights that have not vested ($)
Kevin R. Hoben, President and CEO	0	0	0	0
Mark F. Albino, Exec. Vice President and COO	0	0	0	0
Steven A. Treichel, Sr. Vice President	4,247	70,245	0	0

Footnotes:
(1)	All equity awards are in the form of phantom stock units issued pursuant to the Omega Flex, Inc. 2006 Phantom Stock Plan, as described in the compensation committee report on page 15.
(2)	The vesting of the phantom stock awards occur in three approximately equal installments beginning one year after the grant date.
(3)	The market value is computed by multiplying the closing market price of the Company’s stock at December 31 of each year by the number of phantom stock units.

Employment Agreements

On December 15, 2008, Omega Flex, Inc. entered into an employment agreement with each of Kevin R. Hoben, President and CEO of the Company, and Mark F. Albino, Executive Vice President and Chief Operating Officer of the Company. The agreements supersede the prior employment agreements between the Company and each of those officers that were in effect since 1996.

The agreements with Mr. Hoben and Mr. Albino contain the following terms:

Duties and Term. Mr. Hoben will be employed by the Company as President and CEO, and Mr. Albino will be employed as Executive Vice President and Chief Operating Officer of the Company. Each of the executives will be employed for a period of two years, and that term will be automatically extended for consecutive one-year periods unless the Company provides six-months advance notice of termination. In each case, the agreements are also subject to earlier termination by the Company or by the executive.

Compensation. The agreements provide for compensation in the form of: (1) annual base salary (currently for Mr. Hoben – $338,500; for Mr. Albino - $271,010) subject to annual review and adjustment by the compensation committee of the board of directors; (2) annual incentive bonus awards in accordance with the bonus programs established by the board; (3) twenty days of paid vacation; (4) a car allowance; and (5) other employment benefits provided by the Company to all of its employees, such as retirement plans, medical and life insurance programs, and short- and long-term disability plans, in accordance with the terms of those employee benefit plans. The executive will be reimbursed for all reasonable and necessary expenses incurred in performing his duties.

Termination. Each of the agreements may be terminated in any of the following circumstances: (1) death, (2) permanent disability, (3) for “cause” (as defined below) at the option of the Company, (4) without “cause” at the option of the Company, (5) for “good reason” (as defined below) at the option of the executive, (6) by resignation or retirement at the option of the executive, or (7) by the Company’s decision not to renew the agreement.

Payments on Termination. The executive will receive payments under his agreement as a result of the termination of the agreement, as follows:

▪	Death or disability – accrued and unpaid base salary and vacation, and severance in an amount equal to the average incentive bonuses paid to the executive in the three previous fiscal years;

▪	For cause, retirement or resignation - accrued and unpaid base salary and vacation as of the date of termination, retirement, or resignation;

▪
Without cause or for good reason - accrued and unpaid base salary and vacation, severance (as described above), one year’s base salary, and continuation of health benefits and car allowance for one year; or

▪	Non-renewal – accrued and unpaid base salary and vacation, severance (as described above), one year’s base salary, and continuation of health benefits and car allowance for one year.

For purposes of the agreements, “cause” is defined under the agreements as (a) the willful failure to perform the executive duties under the agreement; (b) willful or gross misconduct; (c) conviction of, or plea of guilty or nolo contendere to, a felony; or (d) a material breach of the executive’s obligations under the agreement, including confidentiality and non-competition.

In addition, “good reason” is defined under the agreements to mean (a) a reduction in annual base salary; (b) a material reduction in bonus compensation related to factors other than (i) business or economic conditions, (ii) poor performance, (iii) limits on executive compensation imposed by law or regulation, or (iv) new requirements in the Internal Revenue Code or Employee Retirement Income Security Act; (c) a relocation of the place of employment greater than twenty five (25) miles from the current place of employment, or (d) a material reduction in principal duties and responsibilities.

Change in Control. Each of the agreements provides that if the agreement is terminated without cause or for good reason, or is not renewed by the Company, anytime in an 18 month period following a change in control, the executive will receive an amount equal to two years’ base salary and two times the average incentive bonus amounts paid or earned in the prior three years. These amounts are in addition to any payments that may be received in respect of the termination of the agreement. A “change in control” may occur through (1) a merger or consolidation of the Company with another entity, where the Company’s shareholders prior to the transaction will not hold a majority of the voting power of the equity interests of the successor entity; (2) a sale or transfer of all or substantially all of the Company’s assets; (3) acquisition by a person or group of persons acting together in a transaction or series of transaction resulting in that person or persons’ owning 50% or more of the voting power of the voting securities of the Company; (4) a change in the composition of the board of directors in a two year period where a majority of the board members as of the date of determination have changed from the beginning date; and (5) the liquidation or dissolution of the Company (excluding however, any bankruptcy of the Company).

Restrictive Covenants. During the term of each agreement and for one year after termination of each agreement, the executive may not solicit or induce any employee to leave the employment of the Company, or to solicit or induce any customer or supplier of the Company to terminate or modify their business relationship with the Company. Further, during the term of the agreement and for one year after termination of the agreement, the executive may not engage, either individually or as an employee, director, owner or consultant of any entity, in any business that is engaged in the manufacture and sale of flexible metal hose and braid products, or other line of business in which the Company is engaged at the time of termination.

Miscellaneous. The agreement will be interpreted in accordance with Section 409A of the Internal Revenue Code, including deferral of any payments to the executive if he is deemed to be a “specified employee” under §409A. Any payments under the agreements that may be subject to an excise tax imposed under Section 4999 of the IRC will be reduced to a level so that the payment will not be subject to that excise tax. The agreements supersede and replace the prior executive employment agreements.

Retirement Plans

All of the executive officers of the Company are participants in the Omega Flex, Inc. 401(k) Profit Sharing Plan.

Director Compensation

Directors who are also employees of the Company receive no separate compensation for serving as directors or as members of any committees of the board.  Each non-employee director receives the following compensation:

Annual Retainer	$15,000

Retainer – Chairman of the board	$5,000
Retainer – Chairman of board committee	$3,000
Retainer – Audit committee member	$3,000

Attendance –Board meeting	$3,000
Attendance – Committee meeting	$3,000
Attendance – Telephonic meeting	$1,000

Directors are also reimbursed for their reasonable expenses in attending or participating in a board or committee meeting.  The compensation of each director for the fiscal year ended December 31, 2010 is set forth in the table below:

Name	Fees earned or paid in cash ($)	Total ($)
David K Evans	35,000	35,000
J Nicholas Filler	38,000	38,000
Bruce C Klink	38,000	38,000
David W Hunter	35,000	35,000
John E Reed	35,000	35,000
Stewart B Reed	31,000	31,000
Edward J Trainor	45,000	45,000

The non-management directors do not receive any equity compensation, incentive plan compensation, or non-qualified deferred compensation.

TRANSACTIONS WITH RELATED PERSONS

On October 20, 2010, Mestek, Inc. paid to the Company the entire principal balance and accrued interest on the promissory note dated June 10, 2009.  The promissory note and all security instruments relating to the promissory note were discharged.  Two of our directors, Mr. J.E. Reed and Mr. S.B. Reed are executive officers of Mestek, and Messers. J.E. Reed and S.B. Reed each beneficially own more than 10% of Mestek.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Company, as well as persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission.  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations, that during the fiscal year ended December 31, 2010, all applicable Section 16(a) filing requirements were satisfied.

COMPENSATION COMMITTEE INTERLOCKS

The members of the compensation committee are Messrs. Hunter (chairman), Evans, S. Reed, and Trainor.  None of the members of the compensation committee was or has been an officer or employee of the Company.  No member of the compensation committee is an executive officer of a company in which one of our executive officers sits as a director or serves on the compensation committee of that company.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The audit committee approved the retention of Caturano and Company, PC to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2010.  Effective July 20, 2010, Caturano and Company was acquired by McGladry & Pullen  LLP.  In August 2010, Caturano and Company resigned as the company’s independent accountants, and the audit committee appointed McGladry & Pullen  LLP as the company’s new independent accountants.  The audit committee has restricted the non-audit services that McGladry & Pullen  LLP may provide primarily to special projects relating to prospective tax issues.  The audit committee has appointed McGladry & Pullen  LLP to audit the Company’s consolidated financial statements in 2011.  The following table sets forth the aggregate amounts invoiced to the Company for the audit period for the fiscal years ended December 31, 2010 and December 31, 2009 by McGladry & Pullen  LLP and Caturano & Company:

Description	2010	2009
Audit Fees:	$ 88,500	$ 97,500
Audit-Related Fees:
Quarterly Reviews	$ 31,500	$ 31,500
SOX Controls Test	$ ---	$ 40,000
401(k) Review	$ 20,000	$ 20,000
Other:	$ 25,000	$ 25,000
Total	$214,000	$214,000

This amount does not reflect fees incurred in January and February 2010 and relating to the audit of the Company’s 2010 financial statements.  “Audit Fees” are fees billed to the Company for professional services for the audit of the Company’s financial statements included in the Company’s Annual Report on Form 10-K and review of financial statements included in Quarterly Reports on Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.  “Audit-Related Fees” are fees for assurance and related services, reasonably related to the performance of the audit or review of the financial statements.  “Other” fees are fees billed for providing advice and guidance on current and prospective tax issues, and advice on transfer pricing.

FINANCIAL STATEMENTS

The Company's audited consolidated financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2010, are included in the Company's annual report to shareholders which is available on the internet at www.edocumentview.com/OFLX . The annual report does not constitute proxy soliciting material.